UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2021

CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive, Suite 400 Canonsburg, Pennsylvania 15317
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock ($.01 par value)	CNX	New York Stock Exchange
Preferred Share Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 15, 2021, CNX Midstream Partners LP (“CNXM”), a wholly owned subsidiary of CNX Resources Corporation, and certain subsidiaries of CNXM entered into a purchase agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC (the “Initial Purchaser”), with respect to a private offering (the “Notes Offering”) by CNXM of $400,000,000 aggregate principal amount of 4.750% senior notes due 2030 (the “Notes”), along with the related guarantees of the Notes. The Notes Offering is expected to close on or about September 22, 2021, in accordance with the terms of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and agreements by CNXM and all of CNXM’s current subsidiaries that guarantee its obligations under its revolving credit facility and certain of its future subsidiaries (the “Guarantors”) and customary conditions to closing, obligations of the parties and termination provisions. CNXM and the Guarantors have agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Initial Purchaser may be required to make because of any of those liabilities.

CNXM intends to use the net proceeds from the Notes Offering and cash on hand/borrowings under its revolving credit facility to fund the tender offer with respect to any or all of its outstanding 6.500% senior note due 2026, which commenced on September 15, 2021, with a maximum aggregate principal amount of $400 million.

The Initial Purchaser and their respective affiliates have provided, and may in the future provide, various financial advisory, sales and trading, commercial and investment banking and other financial and non-financial activities and services to CNXM and its affiliates, for which they received or will receive customary fees and expenses.

The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated in this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosure.

On September 15, 2021, CNXM issued a press release announcing the pricing of the Notes at a price of 100.00% of par with an effective yield of 4.750%. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of Exhibit

10.1	Purchase Agreement, dated as of September 15, 2021 among CNX Midstream Partners LP, the subsidiary guarantors party thereto and Wells Fargo Securities, LLC.

99.1	Press Release dated September 15, 2021 announcing the pricing of $400,000,000 of senior notes by CNX Midstream Partners LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX RESOURCES CORPORATION

By:	/s/ Donald W. Rush
Name:	Donald W. Rush
Title:	Chief Financial Officer

Dated: September 15, 2021